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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
24/7 REAL MEDIA, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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September 27, 2005

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of 24/7 Real Media, Inc., which will be held on Tuesday, November 1, 2005, at 4:00 p.m., local time at the offices of the Company, 132 West 31st Street, 9thFloor, New York, New York 10001. The Board of Directors and management look forward to greeting those stockholders who are able to be present.

        The matters to be considered at the meeting are the election of two directors, an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares available for grant thereunder, and ratification of the appointment of Goldstein Golub Kessler LLP as the Company's auditor.

        The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting of Stockholders as being in the best interest of 24/7 Real Media. We urge you to read the Proxy Statement and give these proposals your careful attention before completing the enclosed proxy card.

        Your vote is important regardless of the number of shares you own. Please be sure you are represented at the meeting, whether or not you plan to attend, by signing, dating and mailing the proxy card promptly. A postage-paid return envelope is enclosed for your convenience.

                      Sincerely yours,

                      David J. Moore
                      Chairman and Chief Executive Officer

24/7 REAL MEDIA, INC.
132 West 31st Street
NEW YORK, NEW YORK 10001

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

        The annual meeting of stockholders of 24/7 Real Media, Inc. will be held at the offices of the Company, 132 West 31stStreet, 9th Floor, New York, New York 10001 on Tuesday, November 1, 2005, at 4:00 p.m., local time, for the following purposes:

        1.     to elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

        2.     to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 7,000,000 and to increase the number of shares that may be granted in any one year to an individual to 750,000;

        3.     to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2005; and

        4.     to transact any other business as may properly come before the meeting or at any adjournment thereof.

        Our board of directors has fixed the close of business on September 9, 2005 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. Only stockholders of record at the close of business on September 9, 2005, will be entitled to notice of, and to vote at, the annual meeting. A list of stockholders eligible to vote at the meeting will be available for inspection at the meeting and for a period of 10 days prior to the meeting during regular business hours at our corporate headquarters, 132 West 31st Street, New York, New York 10001.

        All of our stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the annual meeting, your proxy vote is important. To assure your representation at the meeting, please sign and date the enclosed proxy card and return it promptly in the enclosed envelope, which requires no additional postage if mailed in the United States. Should you receive more than one proxy because your shares are registered in different names or addresses, each proxy should be signed and returned to assure that all your shares will be voted. You may revoke your proxy at any time prior to the meeting by giving written notice to our Corporate Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

YOUR VOTE IS IMPORTANT

        IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY, WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

By order of the board of directors,
David J. Moore Chairman and Chief Executive Officer

September 27, 2005

24/7 REAL MEDIA, INC.
132 West 31st Street
NEW YORK, NEW YORK 10001

PROXY STATEMENT

GENERAL

        This proxy statement is being furnished to the stockholders of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by our board of directors for use at our annual meeting of stockholders to be held at the offices of the Company, 132 West 31st Street, 9th Floor, New York, New York 10001 on Tuesday, November 1, 2005, at 4:00 p.m., local time, or at any adjournment thereof. A copy of the notice of meeting accompanies this proxy statement. It is anticipated that the mailing of this proxy statement will commence on or about Monday, September 26, 2005.

        Only stockholders of record at the close of business on Friday, September 9, 2005, the record date for the meeting, will be entitled to notice of and to vote at the meeting. On the record date, we had outstanding 45,810,119 shares of common stock, par value $.01 per share, which is our only security entitled to vote at the meeting, each share being entitled to one vote.

PROPOSALS FOR CONSIDERATION

        Our board of directors does not know of any matter that is expected to be presented for consideration at the meeting, other than the following proposals:

          1.     to elect two Class I directors to serve until the 2008 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

          2.     to consider and act upon a proposal to approve an amendment to the Company's 2002 Stock Incentive Plan to increase the number of shares that may be subject to awards thereunder by 7,000,000 and to increase the number of shares that may be granted to any individual in a calendar year; and

          3.     to ratify the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2005.

        If other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their judgment.

COSTS OF PROXIES

        We will incur the cost of the annual meeting and the cost of soliciting proxies, which we expect to total approximately $50,000. In addition to solicitation by mail, our directors, officers and regular employees (who will not be specifically compensated for such services) may solicit proxies by telephone or otherwise. Arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to forward proxies and proxy material to their principals, and we will reimburse them for their expenses.

VOTING RIGHTS AND PROXIES

        Stockholders who execute proxies may revoke them by giving written notice to our Corporate Secretary at any time before such proxies are voted. Attendance at the meeting will not have the effect of revoking a proxy unless the stockholder so attending in writing, so notifies the Secretary of the meeting at any time prior to the voting of the proxy at the annual meeting.

        All proxies received in response to this solicitation will be voted except as to matters where authority to vote is specifically withheld and, where votes are specified, the proxies will be voted in accordance with such instructions. If no instructions are given, the persons named in the proxy solicited by our board of directors intend to vote:

    FOR the two nominees for election as Class I directors listed in this proxy statement;

    FOR the amendments to the 2002 Stock Incentive Plan; and

    FOR the ratification of the appointment of Goldstein Golub Kessler LLP as our independent certified public accountants for the year ending December 31, 2005.

        With regard to the election of the directors, votes cast may be withheld from the nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on all proposals except the election of the directors, and will be counted as present for purposes of determining the existence of a quorum regarding the item on which such abstentions are noted.

        Under the NASD Rules of Fair Practice, brokers who hold shares in street name have the authority, in limited circumstances, to vote on certain items when they have not received instructions from beneficial owners. A broker will only have such authority if (i) the broker holds the shares as executor, administrator, guardian, trustee or in a similar representative or fiduciary capacity with authority to vote or (ii) the broker is acting under the rules of any national securities exchange of which the broker is also a member. Broker abstentions or non-votes will be counted for purposes of determining the presence or absence of a quorum at the meeting. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, but broker non-votes are not counted for purposes of determining whether a proposal has been approved.

PROPOSAL ONE:
ELECTION OF DIRECTORS

NOMINEES: MR. DAVID J. MOORE AND MR. VAL ZAMMIT

        In accordance with the terms of our Certificate of Incorporation, our board of directors is divided into three classes, denominated Class I, Class II and Class III, with members of each class holding office for staggered three-year terms. At each annual meeting of our stockholders, the successors to the directors whose terms expire are elected to serve from the time of their election and qualification until the third annual meeting of stockholders following their election or until a successor has been duly elected and qualified. The affirmative vote of a plurality of the shares of common stock present in person or represented by proxy and entitled to vote on the election of a director at our annual meeting is required to elect the Class I directors named herein.

        The board of directors currently has six members. David J. Moore and Val Zammit are the Class I directors, whose current terms expire at the 2005 annual meeting. Robert Perkins and Moritz Wuttke are the Class II directors, whose terms expire at the 2006 annual meeting. Tony Schmitz and Arnie Semsky are the Class III directors, whose terms expire at the 2007 annual meeting. Mr. Moore and Mr. Zammit are the nominees for election at this annual meeting. Directors' terms are subject to the election and qualification of their successors or to their earlier death, resignation or removal.

        If a nominee is unable or unwilling to serve, the shares to be voted for such nominee that are represented by proxies will be voted for any substitute nominee designated by our board of directors; if none, the size of the board of directors will be reduced. We have no reason to believe that the nominees will be unable or unwilling to serve if elected. There are no family relationships between any of our directors or executive officers.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF DAVID J. MOORE AND MR. VAL ZAMMIT AS DIRECTORS.

DIRECTOR INFORMATION

        Set forth below is information about the nominees and each continuing director and executive officer, including data on their business backgrounds and the names of public companies and other selected entities for which they also serve as directors. The information concerning the directors and their security holdings has been furnished to us by each director.

Name	Age	Position And Offices
David J. Moore	53	Chairman of the Board and Chief Executive Officer
Robert J. Perkins	57	Director
Tony Schmitz	46	Director
Arnie Semsky	59	Director
Moritz F. Wuttke	39	Director
Val Zammit	57	Director
Jae Woo Chung	40	President, 24/7 Real Media (Asia)
Jonathan K. Hsu	33	Executive Vice President, Chief Financial Officer
Jeffrey N. Marcus	45	Senior Vice President, Chief Technology Officer
Mark E. Moran	43	Executive Vice President, General Counsel and Secretary
Christopher J. Wagner	48	Chief Executive Officer, Real Media Europe

        David J. Moore has been our Chief Executive Officer and a director since February 1998. Mr. Moore was President of Petry Interactive, an Internet advertising network and a predecessor to our company, from December 1995 to February 1998. From 1993 to 1994, Mr. Moore was President of Geomedica, an online service for physicians, which he sold to Reuters. From 1982 to 1992, Mr. Moore was a Group Vice President at Hearst/ABC-Viacom Entertainment Services, a media company, where he participated in the launch of Cable Health Network, Lifetime Television, Lifetime Medical Television, a service targeted to physicians, and HealthLink Television, a physician waiting room television service. From 1980 to 1982, Mr. Moore had a television advertising sales position with Turner Broadcasting. Mr. Moore received a B.A. degree in Communications from Northern Illinois University.

        Robert J. Perkins has been a director since October 2001. Mr. Perkins has served as President of Consensus Research Group, a global marketing research and consulting firm headquarted in New York City since 2001. From 1999 to 2001, Mr. Perkins was a partner at the Peppers and Rogers Group, a leading global customer relationship management consulting firm. In 1998 he founded and became CEO of Chamber Communications, a for-profit branch of the U.S. Chamber of Commerce. He was Chief Marketing Officer at Playboy Enterprises from 1996 to 1998 and at Calvin Klein Inc. from 1994 to 1996. Prior to that, Mr. Perkins was Senior Vice President of Marketing at Pizza Hut from 1991 to 1994. Before beginning his business career, Mr. Perkins was a USAF Instructor Pilot in T-38A supersonic, fighter-type aircraft. Mr. Perkins received an MA degree from Texas Tech University and a BBA degree from the University of Iowa.

        Tony Schmitz has been a director since August 2004. Mr. Schmitz has served as President of Pine Street Capital Partners, a venture capital fund, since October 2004. Mr. Schmitz also served as a consultant to our Company from November 2004 to December 2004 and served as Chief Technology Officer of our Company from January 2003 through October 2004. From February 2001 to January 2003, Mr. Schmitz was the Chief Executive Officer of Insight First, Inc. From May 2000 to February 2001, Mr. Schmitz was the Chief Strategy Officer of Insight First. Mr. Schmitz was managing partner at marchFIRST (formerly USWeb/CKS) from June 1998 to May 2000. Mr. Schmitz also served as Chief Technology Officer at Gray Peak Technologies from June 1997 to June 1998 and as a principal at Reach Networks from 1988 to 1997. Mr. Schmitz obtained a B.S. in Business from the State University of New York at Albany.

        Arnie Semsky has been a director since June 1998. Mr. Semsky has been self-employed as a media advisor since January 1999. He previously served as the Executive Vice President, Worldwide Media Director and Board member of the BBDO Worldwide unit of Omnicom Group, the parent company of a group of advertising agencies, for 20 years. Prior to that time, he was Vice President, National TV for Grey Advertising. Mr. Semsky is a senior advisor for ESPN and the ESPN/ABC Sports Customer Marketing and Sales unit. Mr. Semsky currently serves on the Board of Directors of Interep, SportsVision and the John A. Reisenbach Foundation. He is on the Board of Advisors of several Internet companies, including BrandEra.com; On2.com; and CoolHunter.com. Mr. Semsky received a B.A. degree in English from Pace University.

        Moritz F. Wuttke has been a director since October 2001. Mr. Wuttke has been the Head of Business Development at Publigroupe SA since October 2001 and was the Head of e-Business Development at PubliOnline, the new media division of Publigroupe, from October 1999 to October 2001. From January 1997 to July 1999, Mr. Wuttke was a Managing Director and partner of Artemedia Online SA, a Swiss interactive media agency. From April 1995 to December 1996, Mr. Wuttke was a Vice President for Multimedia Development SA, which provided multimedia and Web publishing services. From April 1994 to March 1995, Mr. Wuttke was a founder and managing director of OnlinePark GmbH, the first internet access and consumer portal in Germany. Mr. Wuttke received a masters degrees in Science and Business Administration from the Technical University of Berlin.

        Val Zammit has been a director since October 2001. Mr. Zammit has been a self-employed consultant on financial and accounting matters to a number of companies since 2001, and previously served as president and chief executive officer of True North Diversified Companies from 1998 to 2001. From 1988 to 1998 Mr. Zammit was chief financial officer and vice chairman of Bozell, Jacobs, Kenyon & Eckhardt. He also previously held positions at Young & Rubicam and the accounting firm, Price Waterhouse.

OTHER EXECUTIVE OFFICER INFORMATION

        Set forth below is information about each executive officer, including data on their business backgrounds. The information concerning the executive officers and their security holdings has been furnished to us by each executive officer.

        Jae Woo Chung has served as President- 24/7 Real Media (Asia), focusing on rolling out our business throughout Asia, since January 2005 and as President- Real Media Korea from April 1998 to December 2004. Mr. Chung also serves as the President of K.K. 24-7 Search, our Japanese subsidiary that is jointly owned with Dentsu, Inc., since September 2005. From April 1997 to February 1998, he worked as a Senior Consultant for LG EDS. Mr. Chung received a degree in Industrial Engineering from Hanyang University in Korea and an M.B.A. from Keio University in Korea. He also studied at Kellogg Graduate School of Business at Northwestern University as an exchange student.

        Jonathan K. Hsu has served as our Executive Vice President—Chief Financial Officer since January 2004, as our Senior Vice President—Corporate Development from March 2002 to January 2004, and as our Vice President—Corporate Development from November 2001 to March 2002. Previously, he served as Vice President—Corporate Development of Real Media, Inc. since March 2000. From June 1998 to March 2000, Mr. Hsu was a senior associate in the Global Mergers and Acquisitions Group of JP Morgan Chase Securities. From September 1995 to June 1998, Mr. Hsu was a partner in American Lead Ventures. Mr. Hsu obtained a M.B.A. in Finance and Strategic Management from the Wharton School of Business and a B.A. in Economics from Harvard University.

        Jeffrey N. Marcus has served as our Chief Technical Officer since September 2004. From December 2000 to August 2004, Mr. Marcus served as Mirror Image Internet's Vice President, Operations and Streaming Media. Mr. Marcus served as Vice President, Global Networks of DoubleClick, Inc. from April 2000 to December 2000. From April 1995 to April 2000, Mr. Marcus held positions at KPMG, serving as Head of US National Networking and Telecommunications from 1995 to 1996 and as Senior Manager, Head of International Networking from 1996 to 2000. He also previously held positions at Global Enterprise Services, Inc., the United Parcel Service and IBM. Mr. Marcus received a B.S. degree in Electrical Engineering from Stevens Institute of Technology.

        Mark E. Moran has served as our Executive Vice President since March 2002 and as our Senior Vice President from April 1998 to March 2002. He has also served as our General Counsel and Secretary since April 1998. From June 1993 to April 1998, Mr. Moran was an associate attorney at the law firm of Proskauer Rose LLP. From April 1986 to May 1993, Mr. Moran was a financial analyst in the Securities Processing Division of The Bank of New York. Mr. Moran received a J.D. degree from Fordham Law School, a M.B.A. degree in Finance from Fordham Graduate School of Business, and a B.A. degree in Economics from The University of Virginia.

        Christopher J. Wagner has served as Chief Executive Officer of our subsidiary, Real Media Europe, since November 2001, and also served as our Director of Technology from January to November 2001 and Director of Business Development from May 2000 to January 2001. Prior to joining Real Media Europe, Mr. C. Wagner served as operations analyst of PSINet Europe, an internet services company, from 1998 to 2000. Mr. C. Wagner holds a J.D. degree from Stanford Law School, an M.P.A. with concentration in financial markets and analysis from Harvard University, and B.Mus. in music from Northwestern University, and is a member of the bars of New York and South Dakota.

COMPENSATION OF DIRECTORS

        All members of the Board of Directors who are not employees or consultants are reimbursed for their expenses for each meeting attended and are eligible to receive stock options pursuant to the 2002 Stock Incentive Plan. Effective January 2005, members of the Board of Directors are awarded 20,000 options, an additional 5,000 options for each Committee membership and an additional 2,500 options for each Committee chairmanship, on the date of each Annual Meeting of Stockholders, to purchase shares of common stock at the fair market value on the date of grant, prorated for directors who have served for less than one year since their initial grant. These grants vest in three equal annual installments. With regard to the compensation for Mr. Schmitz, a former employee of the Company, we continue to vest and make available to Mr. Schmitz his existing stock options granted during his employment with the Company, which will fully vest at the end of 2006. Mr. Schmitz will not receive the stock options granted to the Board of Directors until his employee grants are fully vested. Through the 2004 Annual Meeting of Stockholders, each director was paid an annual cash fee of $6,000 for attending the meetings of the Board of Directors and was given a non-qualified option to purchase 3,333 shares of common stock at the fair market rate on the date of the grant. In addition, on January 1, 2005 each director was given a one-time grant of 15,000 options to purchase shares of common stock at the fair market rate on the date of the grant. Directors were also given an additional one-time grant of 5,000 options for each Committee membership and an additional one-time grant of 2,500 options for each Committee chairmanship, to purchase shares of common stock at the fair market rate on the date of the grant. These one-time grants vested immediately.

EXECUTIVE EMPLOYMENT AGREEMENTS

        We have entered into employment agreements providing for annual compensation in excess of $100,000 with certain of our executive officers. The material terms of the employment agreements generally are as follows:

          i.      the employment agreements continue until terminated by either party;

          ii.     during the employment term and thereafter, we will indemnify the executive to the fullest extent permitted by law, in connection with any claim against such executive as a result of such executive serving as one of our officers or directors or in any capacity at our request in or with regard to any other entity, employee benefit plan or enterprise;

          iii.    any dispute or controversy arising under or in connection with the employment agreement (other than injunctive relief) will be settled exclusively by arbitration; and

          iv.    we may terminate the agreement at any time with or without cause (as defined in the agreement) and, if an executive is terminated without cause (including our giving notice of non-renewal), he will receive severance pay and bonus, plus continued medical benefits generally for a period equal to one or two times the severance period.

        Our employment agreement with David J. Moore provides for an annual base salary of $270,450 and a target bonus of $325,000 for 2005. If we terminate Mr. Moore without cause, he is entitled to receive severance pay in an amount equal to his annual base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination. If termination is result of the result of Mr. Moore's death or disability, we will pay his estate an amount equal to two years' base salary at his then current rate of pay, plus the maximum bonus for which he is eligible during the fiscal year or termination.

        Our employment agreement with Jae Woo Chung provides for an annual base salary of $131,250 and a target bonus of $50,000 for 2005. If we terminate Mr. Chung without cause, he is entitled to receive severance pay in an amount equal to three months' of his base salary.

        Our employment agreement with Jonathan K. Hsu provides for an annual base salary of $200,000 and a target bonus of $100,000 for 2005. If we terminate Mr. Hsu without cause, he is entitled to receive severance pay in an amount equal to six month's of his base salary, plus one-half of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Mark E. Moran provides for an annual base salary of $185,658 and a target bonus of $100,000 for 2005. If we terminate Mr. Moran without cause, he is entitled to receive severance pay in an amount equal to 4.5 months of his base salary, plus three-eighths of the maximum bonus for which he is eligible during the fiscal year of termination. If termination is the result of Mr. Moran's death or disability, we will pay to his estate an amount equal to nine months' base salary at his then current rate of pay, plus three-quarters of the maximum bonus for which he is eligible during the fiscal year of termination.

        Our employment agreement with Jeffrey N. Marcus provides for an annual base salary of $175,000 and a target bonus of $50,000 for 2005. If we terminate Mr. Marcus without cause, he is entitled to receive severance pay in an amount equal to three months' of his base salary.

        Our employment agreement with Christopher J. Wagner provides for an annual base salary of CHF 261,885 and a target bonus of CHF 125,000 for 2005. We may terminate Mr. Wagner's employment upon six months' notice of termination or upon making a payment of base salary in lieu of such notice.

EXECUTIVE COMPENSATION

        The following table provides information about the compensation paid or payable by us for services rendered in all capacities to our Chief Executive Officer and each of our four other most highly compensated executive officers who earned more than $100,000 per year, for each of the last three fiscal years in which such officers were executive officers for all or part of the year.

SUMMARY COMPENSATION TABLE

		Annual Compensation						Long Term Compensation
Name and Principal Position	Year	Annual Salary		Bonus		Other Annual Compensation		Securities Underlying Options(#)	All Other Compensation
David J. Moore Chief Executive Officer(1)	2004 2003 2002	$ $ $	270,450 262,573 254,925	$ $ $	296,595 421,701 286,648	$ $ $	— — 208,750	120,000 164,130 345,250	$ $ $	— — —
Jonathan K. Hsu Chief Financial Officer(2)	2004 2003 2002	$ $ $	200,000 176,750 159,668	$ $ $	116,260 135,777 60,209	$ $ $	— — —	80,000 99,412 60,000	$ $ $	— — —
Mark E. Moran General Counsel(3)	2004 2003 2002	$ $ $	185,658 180,250 163,332	$ $ $	91,260 164,370 89,002	$ $ $	— — 48,281	80,000 95,147 149,781	$ $ $	— — —
Christopher J. Wagner Chief Executive Officer—Europe(4)	2004 2003 2002	$ $ $	195,638 195,027 158,990	$ $ $	89,400 36,797 23,434	$ $ $	— — —	80,000 102,336 78,516	$ $ $	— — —
David B. Hills President—Media Solutions(5)	2004 2003	$ $	184,183 83,651	$ $	114,714 111,328	$ $	— —	30,000 70,000	$ $	— —

(1)
A portion of Mr. Moore's base salary and bonuses for 2002 through 2004 were paid in shares of our common stock under the 2002 Stock Incentive Plan.

(2)
A portion of Mr. Hsu's base salary and bonuses for 2002 through 2004 were paid in shares of our common stock under the 2002 Stock Incentive Plan.

(3)
A portion of Mr. Moran's base salary and bonuses for 2002 through 2004 were paid in shares of our common stock under the 2002 Stock Incentive Plan.

(4)
Mr. Wagner was named an executive officer in 2003; a portion of Mr. Wagner's base salary for 2002 through 2004 was paid in shares of our common stock under the 2002 Stock Incentive Plan. Mr. Wagner is paid in Swiss francs; therefore the above amounts reflect an approximate conversion into U.S. dollars based on the monthly conversion rates through the year.

(5)
Mr. Hills joined us on August 13, 2003; a portion of Mr. Hills' base salary and bonuses for 2003 and 2004 were paid in shares of our common stock; Mr. Hills terminated his employment on October 22, 2004.

STOCK OPTIONS

        The following table contains information concerning the grant of options to each of our executive officers during the year ended December 31, 2004. We did not grant any stock appreciation rights in 2004.

OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2004

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
		% of Total Options Granted to Employees in Fiscal Year(2)
	# of Securities Underlying Options Granted(#)(1)
Name			Exercise Price ($/Share)	Expiration Date(3)
					5%	10%
David J. Moore	120,000	5.9%	$6.70	1/2/14	$505,631	$1,281,369
Jonathan K. Hsu	80,000	3.9%	$6.70	1/2/14	$337,088	$854,246
Mark E. Moran	80,000	3.9%	$6.70	1/2/14	$337,088	$854,246
Christopher J. Wagner	80,000	3.9%	$6.70	1/2/14	$337,088	$854,246
David B. Hills	30,000	1.5%	$6.70	1/2/14	$126,408	$320,342

(1)
All options were granted pursuant to the 1998 or 2002 Stock Incentive Plans.

(2)
The total number of options granted to directors and employees in 2004 was 2,043,654.

(3)
Each option may be subject to earlier termination if the officer's employment with us is terminated.

(4)
The dollar gains under these columns result from calculations assuming 5% and 10% hypothetical growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation, if any, of our common stock. The gains reflect a future value based upon growth at these prescribed rates. It is important to note that options have value to recipients only if the stock price advances beyond the exercise price shown in the table during the effective option period.

        The following table provides information for each of our executive officers with respect to the value of options exercised during the year ended December 31, 2004 and the value of outstanding and unexercised options held as of December 31, 2004. There were no stock appreciation rights exercised during 2004 and none were outstanding as of December 31, 2004.

AGGREGATED OPTION EXERCISES DURING YEAR ENDED
DECEMBER 31, 2004 AND FISCAL YEAR-END OPTION VALUES

			Number of Securities Underlying Unexercised Options At December 31, 2004
					Value of Unexercised In-the-Money Options At December 31, 2004(1)
Name	Shares Acquired on Exercise (#)	Value Realized	Exercisable (#)	Unexercisable (#)
					Exercisable	Unexecisable
David J. Moore	—	$—	706,885	6,000	$1,669,051	$19,081
Jonathan K. Hsu	40,000	$179,600	199,413	—	$380,671	$—
Mark E. Moran	—	$—	354,182	10,001	$764,914	$31,802
Christopher J. Wagner	—	$—	234,185	26,667	$492,542	$84,801
David B. Hills(2)	—	$—	—	—	$—	$—

(1)
Based on the closing market price of the common stock as reported by Nasdaq on December 31, 2004 of $4.33 per share.

(2)
Mr. Hills' unexercised options expired on the day he terminated his employment with the Company in October 2004.

SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

        Under the securities laws of the United States, our directors, executive officers and any persons holding more than 10 percent of our common stock are required to report their ownership of common stock and any changes in that ownership, on a timely basis, to the Securities and Exchange Commission. In mid-2003, the Securities and Exchange Commission amended its rules to require that substantially all Section 16 reports be filed within two days of a reportable event, and that all filings be effected through the Commission's EDGAR filing system. Based on materials provided to us, all such required reports were filed on a timely basis in 2004, except that a Form 4 was filed seven days after the transaction for each of David J. Moore, Mark E. Moran, David B. Hills, Jonathan K. Hsu, Douglas C. Wagner and Christopher J. Wagner in connection with their sale of shares of our common stock in our March 2004 Secondary Offering, which had previously been reported on a Form S-3, and approximately thirty days after the transaction for each of Arnie Semsky, Joseph W. Waechter and Moritz F. Wuttke in connection with their sale of shares of our common stock in our March 2004 Secondary Offering. A Form 4 was also filed approximately thirty days after the transaction for David J. Moore in connection with a gift of our common stock. Many of these filings were delayed in large part due to delays in obtaining EDGAR identification codes for the filers on a timely basis.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information regarding beneficial ownership of our common stock as of August 31, 2005, by: (i) each person who we know to own beneficially more than 5% of the common stock; (ii) each of our directors and named executive officers; and (iii) our current directors and executive officers as a group.

Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage(1)
David J. Moore(2)	1,647,708	3.6%
Robert J. Perkins(3)	30,279	*
Tony Schmitz(4)	107,250	*
Arnie Semsky(5)	32,468	*
Moritz F. Wuttke(6)	30,419	*
Valentine J. Zammit(7)	122,752	*
Jonathan K. Hsu(8)	427,814	*
Mark E. Moran(9)	521,261	1.1%
Christopher J. Wagner(10)	381,496	*
All current directors and officers as a group (9 persons)(11)	3,301,447	6.9%
Beneficial Holders of 5% or more
Hunter Global Investors Fund L.P.(12)	2,701,888	6.0%
PubliGroupe USA Holding, Inc.(13)	2,509,104	5.6%
Riverview Group LLC(14)	2,450,773	5.4%
RS Investment Management Co. LLC(15)	2,409,272	5.3%
Barclays Global Investors, NA(16)	2,382,372	5.3%

*
Represents less than 1% of the outstanding common stock.

(1)
Percentage is based on total outstanding shares of common stock of 45,781,881 as of August 31, 2005. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities, subject to community property laws, where applicable. Shares of common stock subject to options or warrants that are exercisable within 60 days of August 31, 2005 and beneficially owned by the person holding such options and warrants are treated as outstanding for the purpose of computing the percentage ownership for such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address for each of the persons listed above, unless otherwise specified below, is c/o 24/7 Real Media, Inc., 132 W. 31st Street, New York, NY 10001.

(2)
Includes (i) 42,293 shares of common stock held by a family trust and other trusts held for the benefit of Mr. Moore's family members, beneficial ownership of which is disclaimed by Mr. Moore; Mr. Moore's wife is the co-trustee of each such trust; (ii) 20,697 shares of common stock issuable upon exercise of warrants; and (iv) vested options to purchase 962,886 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 250,000 shares of common stock not exercisable within 60 days of August 31, 2005. The number of shares of common stock issuable upon exercise of such warrants is subject to anti-dilution adjustments.

(3)
Includes vested options to purchase 30,279 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 14,723 shares of common stock not exercisable within 60 days of August 31, 2005.

(4)
Includes (i) 828 shares of common stock issuable upon exercise of warrants; and (ii) vested options to purchase 90,083 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 80,001 shares of common stock not exercisable within 60 days of August 31, 2005. The number of shares of common stock issuable upon exercise of such warrants is subject to anti-dilution adjustments.

(5)
Includes vested options to purchase 32,468 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 12,223 shares of common stock not exercisable within 60 days of August 31, 2005.

(6)
Includes vested options to purchase 30,419 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 17,083 shares of common stock not exercisable within 60 days of August 31, 2005. Mr. Wuttke is an officer of PubliGroupe, SA, the parent company of PubliGroupe USA Holding, Inc. Mr. Wuttke disclaims beneficial ownership over shares held by PubliGroupe USA Holding, Inc.

(7)
Includes (i) 8,279 shares of common stock issuable upon exercise of warrants; and (ii) vested options to purchase 21,250 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 16,807 shares of common stock not exercisable within 60 days of August 31, 2005. The number of shares of common stock issuable upon exercise of such warrants is subject to anti-dilution adjustments.

(8)
Includes vested options to purchase 399,413 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 200,000 shares of common stock not exercisable within 60 days of August 31, 2005.

(9)
Includes vested options to purchase 434,183 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 100,000 shares of common stock not exercisable within 60 days of August 31, 2005.

(10)
Includes (i) 1,656 shares of common stock issuable upon exercise of warrants; and (ii) vested options to purchase 354,185 shares of common stock exercisable within 60 days of August 31, 2005. Excludes unvested options to purchase 106,667 shares of common stock not exercisable within 60 days of August 31, 2005. The number of shares of common stock issuable upon exercise of such warrants is subject to anti-dilution adjustments.

(11)
Includes or excludes, as the case may be, shares as described in the above footnotes.

(12)
The address of Hunter Global Investors LP is 485 Madison Avenue, New York, NY 10022.

(13)
The address of PubliGroupe USA Holding, Inc. is 1100 Santa Monica Blvd, Suite 550, Los Angeles, CA, 90025. Pursuant to a Lock-Up and Standstill Agreement dated October 31, 2001, PubliGroupe USA Holding has agreed: (i) through October 2004, without the consent of the Company, not to acquire additional shares of our common stock or take any corporate action inconsistent with the recommendations of the Board of Directors of the Company, and (ii) through October 2006, to vote its shares at any stockholder meeting in the manner recommended by our Board of Directors, as reflected in our proxy statement.

(14)
The address of Riverview Group LLC is c/o Millennium Management, LLC, 666 Fifth Avenue, New York, NY 10103. Includes (i) 1,714,286 shares of common stock issuable upon conversion of our 2% subordinated convertible debentures; (ii) 360,564 shares of common stock issuable upon exercise of warrants; and (iii) ten shares of common stock held by Millenco, LP.

(15)
The address of RS Investment Management Co. LLC is 388 Market Street, San Francisco, CA 94111.

(16)
The address of Barclays Global Investors is 45 Fremont Street, San Francisco, CA 94105.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.

        With the acquisition of Real Media, Inc. in October 2001, we assumed a note payable of $4.5 million payable to PubliGroupe USA Holding, Inc., which as a result of the acquisition of Real Media became a significant shareholder of the Company. Mr. Wuttke, a member of our board of directors, is an officer of PubliGroupe SA, the parent company of PubliGroupe USA Holding, Inc. Principal and interest at 4.5% were due on October 30, 2006. In addition, in accordance with the Real Media purchase agreement, in January 2002, we received cash of $1.5 million and signed a promissory note in favor of PubliGroupe bearing interest at 6%, with interest and principal due in January 2005, and on May 13, 2002, we received another $1.5 million in exchange for a 6% three-year promissory note in favor of PubliGroupe with interest and principal due in May 2005. The three promissory notes were settled in the second quarter of 2003.

        Tony Schmitz, a member of our Board of Directors, was an employee of the Company through October 2004. Mr. Schmitz served as a consultant for us from November 2004 through December 2004 for a fee of $10,000 per month. The Company continues to vest and make available to Mr. Schmitz his existing stock options granted while he was an employee, which will fully vest at the end of 2006. Mr. Schmitz will not receive the stock options granted to the Board of Directors until his employee grants are fully vested.

        In 2004, the Company paid an aggregate of approximately $200,000 to the law firm of Moran & d'Arcambal for legal services, and is continuing to utilize Moran & d'Arcambal for legal services in 2005. Two immediate family members of Mark E. Moran, our Executive Vice President and General Counsel, have a material interest in the law firm of Moran & d'Arcambal.

        Since the beginning of 2004, there were no other transactions or series of transactions that we were or are a party to in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

CODE OF ETHICS

        Our statement of business conduct and code of ethics, which have been authorized by our Board of Directors, can be found on our website at http://www.247realmedia.com/about/247RM Code-of-Conduct.pdf and a copy will be provided to any person without charge, upon request. The statement and code is applicable to all our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and any person performing similar functions. If we make any amendments to the code of ethics for our principal executive officer, principal financial officer, principal accounting officer or controller, or any person performing similar functions (other than technical, administrative, or other non-substantive amendments), or grant any waivers, including implicit waivers, from a provision of this code to such persons, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies on our website or in a report on Form 8-K filed with the Securities and Exchange Commission.

STOCKHOLDER COMMUNICATIONS

        Our Board of Directors has determined that, in order to facilitate communications with the Board of Directors, or any individual members or any Committees of the Board of Directors, stockholders should direct all communication in writing to our Corporate Secretary at our principal executive offices. Our Corporate Secretary will forward all such correspondence to the Board of Directors, individual members of the Board of Directors or applicable chair persons of any Committee of the Board of Directors, as appropriate and as directed in the communication, unless the communication is unduly hostile, threatening or illegal.

STOCKHOLDER NOMINATIONS

        Our Bylaws provide that nominations for the election of directors may be made at the Annual Meeting: (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder who (i) is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) complies with the notice procedures set forth below.

        In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Corporate Secretary.

        To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at our principal executive offices not less than sixty (60) days nor more than ninety (90) days prior to the date of the annual meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder (in order to be timely) must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs.

        To be in proper written form, a stockholder's notice to the Corporate Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of our capital stock which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice: (i) the name and record address of such stockholder, (ii) the class or series and number of shares of our capital stock which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in his or her notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and serving as a director if elected.

BOARD INDEPENDENCE

        No director will be deemed to be independent unless the board of directors affirmatively determines that the director has no material relationship with our company, directly or as an officer, stockholder or partner of an organization that has such a relationship. The board of directors observes all criteria for independence established by the National Association of Securities Dealers, Inc. ("NASD"). In its annual review of director independence, the board of directors has determined that a majority of all of the directors of our company may be classified as "independent" within the meaning of Rule 4200 of the NASD Marketplace Rules. Each of Mr. Perkins, Mr. Semsky, Mr. Wuttke and Mr. Zammit is an "independent director" as defined in Rule 4200, while Mr. Moore and Mr. Schmitz are not considered independent directors.

MEETINGS OF THE BOARD OF DIRECTORS

        Our board of directors held eight meetings during the year ended December 31, 2004. During the year ended December 31, 2004, each of the directors attended at least 75% of the aggregate number of meetings of the board of directors and meetings of all committees of the board on which such directors served. The non-employee directors have a policy of meeting regularly without Mr. Moore or any other employees of the Company present. We hold our annual meeting in conjunction with a regularly scheduled Board Meeting to facilitate the attendance of or directors at the Annual Meeting. None of our independent directors attended last year's annual meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

        We maintain the following committees established by the board of directors: the Compensation Committee, the Nominating Committee and the Audit Committee. All three committees are comprised entirely of directors who may be classified as "independent" within the meaning of Rule 4200 of the NASD Marketplace Rules. The Audit Committee acts pursuant to a separate written charter, which was adopted and approved by the Board of Directors on February 24, 2004.

THE AUDIT COMMITTEE

        The members of our Audit Committee are Mr. Zammit (Chair), Mr. Perkins and Mr. Wuttke. The Audit Committee selects and engages our independent auditors, reviews and evaluates our audit and control functions, reviews the results and scope of the audit and other services provided by our independent auditors, and performs such other duties as may from time to time be determined by the Board of Directors. The Board of Directors has determined that Mr. Zammit is an "audit committee financial expert" as defined in Item 401(h) of Regulation S-K. Each of Mr. Zammit, Mr. Perkins and Mr. Wuttke is an "independent director" as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Audit Committee held four meetings during the year ended December 31, 2004.

THE COMPENSATION COMMITTEE

        The Compensation Committee, composed of Mr. Perkins, Mr. Semsky and Mr. Wuttke (Chair), directors who qualify as outside directors under Section 162(m) of the Code and as non-employee directors under Rule 16b-3(c) of the Exchange Act, annually approves the salaries and other benefits of our executive officers, including the Chief Executive Officer, and administers any of our non-stock based bonus or incentive compensation plans, excluding any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. It also administers our stock-based incentive plans, including the 1998 and 2002 Stock Incentive Plans and is responsible for granting any cash awards intended to qualify for the exception for performance-based compensation under Section 162(m) of the Code. The Compensation Committee consults with our management regarding pension and other benefit plans, and compensation policies and our practices. The Compensation Committee held three meetings during the year ended December 31, 2004.

THE NOMINATING COMMITTEE

        The members of our Nominating Committee are Mr. Perkins, Mr. Semsky, Mr. Wuttke and Mr. Zammit. The Nominating Committee was recently formed and held its first meeting in 2005. The Nominating Committee determines the criteria for nominating new directors, recommends to the Board of Directors candidates for nomination to the Board of Directors and oversees the evaluation of the Board of Directors. The Nominating Committee's process to identify and evaluate candidates for nomination to the Board of Directors includes consideration of candidates for nomination to the Board of Directors recommended by stockholders. Such stockholder recommendations must be delivered to our Corporate Secretary, together with the information required to be filed in a Proxy Statement with the Securities and Exchange Commission regarding director nominees and each such nominee must consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals as set forth in our Bylaws and under the section of this Proxy Statement entitled "Stockholder Nominations." In considering and evaluating stockholder nominations that have been properly submitted, the Nominating Committee will apply substantially the same criteria that the Nominating Committee believes must be met by a Nominating Committee-recommended nominee as described below. To date, we have not received any recommendations from stockholders requesting that the Nominating Committee consider a candidate for inclusion among the Nominating Committee's slate of nominees in our proxy statement.

        In addition, certain identification and disclosure rules apply to director candidate proposals submitted to the Nominating Committee by any single stockholder or group of stockholders that has beneficially owned more than five percent of the Common Stock for at least one year (a "Qualified Stockholder Proposal"). If the Nominating Committee receives a Qualified Stockholder Proposal that satisfies the necessary notice, information and consent provisions referenced above, the Proxy Statement will identify the candidate and the stockholder (or stockholder group) that recommended the candidate and disclose whether the Nominating Committee chose to nominate the candidate. However, no such identification or disclosure will be made without the written consent of both the stockholder (or stockholder group) and the candidate to be so identified. The procedures described in this paragraph are meant to establish additional requirements and are not meant to replace or limit stockholders' general nomination rights in any way.

        In evaluating director nominees, the Nominating Committee currently considers the following factors:

  our needs with respect to the particular talents and experience of our directors;

  the knowledge, skills and experience of nominees, including experience in business or finance, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

  familiarity with our business and businesses similar to ours;

  experience with accounting rules and practices and corporate governance principles; and

  such other factors as the Nominating Committee deems are in our best interests and the best interests of our stockholders.

        The Nominating Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service; provided, however, that the Nominating Committee has a policy that it will not nominate a director who is over the age of 75 at the time of nomination, nor any director who has served a full 15 years on the Board at the time of nomination. If any member of the Board does not wish to continue in service or if the Nominating Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals who meet the criteria. The Nominating Committee may also utilize the services of an outside search firm to assist it in finding appropriate nominees for the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Each of Messrs. Perkins, Semsky, and Wuttke, the current members of the Compensation Committee, is an independent, outside director. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

        The Compensation Committee determines our executive compensation policies. The Compensation Committee determines the compensation of our executive officers and approves and oversees the administration of our incentive compensation programs for all employees, including executive officers. The Compensation Committee has reviewed and is in accord with the compensation paid to our executive officers in 2004.

COMPENSATION POLICIES AND PROGRAMS

        Our compensation program is part of a company-wide program covering all employees. The program's goals are to attract, retain and motivate employees, and we utilize incentives such that employees and stockholders share the same risks. The compensation program is designed to link each employee's compensation to our performance. A portion of each employee's compensation relates to the grant of stock options, and such grants are based on the successful attainment of strategic corporate, business unit and individual goals. Grants of stock options are of great importance to executives as well as all employees. Any long-term value to be derived from such grants will be consistent with stockholder gains.

        Executive and employee compensation includes salary, employment-related benefits and long-term incentive compensation:

        SALARY.    Salaries are set competitively relative to comparable positions within and outside the Internet advertising industry. An individual's experience and performance are considered when setting salaries within the range for each position. Annual reviews are held and adjustments are made based on attainment of individual and company goals.

        BENEFITS.    All employees are eligible for similar benefits, such as health and life insurance.

        INCENTIVE COMPENSATION.    An incentive compensation program is established annually. The purpose of this program is to provide financial incentives to executives and employees to achieve annual corporate, business unit, and individual goals. The incentive program also aligns executive and employee interests with those of stockholders by using grants of stock options. Such grants vest over time thereby encouraging continued employment with us.

        CHIEF EXECUTIVE OFFICER.    Mr. Moore's base salary for 2004 was set in accordance with his employment agreement, as was his annual incentive target, and the incentive payout reflected the achievement of a number of our company's 2004 business objectives.

        POLICY WITH RESPECT TO COMPENSATION DEDUCTIBILITY.    Our policy with respect to the deductibility limit of Section 162(m) of the Code generally is to preserve the federal income tax deductibility of compensation paid when it is appropriate and is in the best interest of us and our stockholders. However, we reserve the right to authorize the payment of non-deductible compensation if we deem that it is appropriate.

                      Members of the compensation committee:

                      Moritz Wuttke, Chair
                      Robert Perkins
                      Arnie Semsky

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        Pursuant to rules adopted by the Securities and Exchange Commission designed to improve disclosures related to the functioning of corporate audit committees and to enhance the reliability and credibility of financial statements of public companies, the Audit Committee of the Board of Directors submits the following report:

        The audit committee of the board of directors was comprised of three directors in 2004 who were and continue to be independent directors. In accordance with its written charter, which was approved by the board of directors on February 24, 2004 and is attached to this Proxy Statement as Appendix A, the audit committee assists the board of directors in its oversight of the quality and integrity of the accounting, auditing and financial reporting practices of our company. In addition, the audit committee recommends to the full board the selection of our independent auditors.

        Management has primary responsibility for our financial statements and the overall reporting process, including our system of internal controls. Goldstein Golub Kessler LLP, our independent auditors, audits the annual consolidated financial statements prepared by management and expresses an opinion on whether those statements fairly present in all material respects our financial position, results of operations and cash flows under accounting principles generally accepted in the United States. The audit committee has reviewed our audited consolidated financial statements for the year ended December 31, 2004 and discussed them with both management and Goldstein Golub Kessler LLP. Based upon this review, the audit committee recommended to the full board that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission.

        The audit committee has also discussed with Goldstein Golub Kessler LLP the matters required to be discussed by generally accepted auditing standards, including the matters to be discussed under SAS 61.

        The audit committee has received the written disclosures and letter from Goldstein Golub Kessler LLP regarding the matters required to be discussed and required by Independence Standards Board Standard No. 1 and has discussed with Goldstein Golub Kessler LLP its independence from our company. In addition, the audit committee has considered whether the provision of the non-audit services provided by Goldstein Golub Kessler LLP is compatible with maintaining Goldstein Golub Kessler's independence.

                      Members of the audit committee:
                      Val Zammit, Chair
                      Robert Perkins
                      Moritz Wuttke

AUDIT AND RELATED FEES

        The following is a summary of the fees billed to us by Goldstein Golub Kessler LLP, our principal accountant, for professional services rendered for the fiscal years ended December 31, 2004 and 2003:

Fee Category	Fiscal 2004 Fees	Fiscal 2003 Fees
Audit Fees(1)	$440,000	$195,340
Audit-Related Fees(2)	190,507	30,058
Tax Fees(3)	—	—
All Other Fees(4)	28,083	2,338

	$658,590	$227,736

(1)
Audit Fees.    Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Goldstein Golub Kessler LLP in connection with statutory and regulatory filings or engagements, including Sarbanes-Oxley.

(2)
Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under "Audit Fees." These services include due diligence in connection with acquisitions and consultations and consents in connection with registered offerings of common stock.

(3)
Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include preparation of federal and state income tax returns.

(4)
All Other Fees.    Consists of fees for management advisory services other than the services reported above.

        Our previous principal accountant, KPMG LLP, billed us $100,000 and $80,000 for consents for the fiscal years ended December 31, 2004 and 2003, respectively.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS.

        The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

        No non-audit-related fees, tax fees, and all other fees were approved by our Audit Committee pursuant to Rule 2-01(c)(7)(i)(C) of Regulation S-X.

        The audit reports issued by Goldstein Golub Kessler LLP, dated March 1, 2005, on the consolidated financial statements of the Registrant as of December 31, 2004 and December 31, 2003 and for the three years in the period ended December 31, 2004, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified, as to uncertainty, audit scope or accounting principles.

        During the two most recent fiscal years there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

        The Audit Committee has determined that the provision of services rendered above for "All Other Fees" is compatible with maintaining Goldstein Golub Kessler LLP's independence.

        Goldstein Golub Kessler LLP has a continuing relationship with American Express Tax and Business Services Inc. (TBS) from which it leases auditing staff who are full-time, permanent employees of TBS and through which its partners provide non-audit services. As a result of this arrangement, Goldstein Golub Kessler LLP has no full-time employees and therefore, none of the audit services performed were provided by permanent full-time employees of Goldstein Golub Kessler LLP. Goldstein Golub Kessler LLP manages and supervises the audit and audit staff, and is exclusively responsible for the opinion rendered in connection with its examination.

PERFORMANCE GRAPH

        Set forth below is a graph comparing the percentage change in our cumulative stockholder return on our Common Stock from August 13, 1998 (the date of our initial public offering) to December 31, 2004, the last day of our last completed fiscal year. The cumulative stockholder return is measured by dividing the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the excess of our share price as of the end of the measurement period over the price at the beginning of the measurement period, by the share price at the beginning of the measurement period. The cumulative total return on our common stock is compared with the Nasdaq Stock Market (U.S.) Index and a self-constructed peer group index.

COMPARISON OF CUMULATIVE TOTAL RETURNS*
AMONG 24/7 REAL MEDIA, INC., THE NASDAQ STOCK MARKET
INDEX AND A PEER GROUP
Comparison of Cumulative Total Returns

Peer Group is comprised of ValueClick, DoubleClick, Inc., and Aquantive.
Assumes $100 invested on 8/13/98.

        The foregoing graph is based on historical data and is not necessarily indicative of future performance. This graph shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission or subject to Regulations 14A and 14C under the Exchange Act or to the liabilities of Section 18 under the Exchange Act.

PROPOSAL TWO

PROPOSAL FOR THE AMENDMENT OF THE
2002 STOCK INCENTIVE PLAN

        The stockholders of 24/7 Real Media are asked to approve amendments to our 2002 Stock Incentive Plan (the "Plan"). The amendments will:

          (i)    increase the aggregate number of shares of Common Stock subject to awards under the Plan by 7,000,000 shares; and

          (ii)   increase the maximum number of options that may granted to an individual in any one year from 500,000 to 750,000.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present and entitled to vote at the annual meeting is required to approve the amendments to the Plan.

        OUR BOARD RECOMMENDS THAT YOU, AS STOCKHOLDERS, VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE 2002 STOCK INCENTIVE PLAN.

        BACKGROUND OF THE PROPOSAL TO AMEND THE 2002 STOCK INCENTIVE PLAN.    The Plan was adopted by the Board of Directors and the stockholders on September 10, 2002. The Plan was established for the benefit of our stockholders by enabling us (i) to offer our employees and consultants and those of our subsidiaries (within the meaning of Section 424 of the Internal Revenue Code) stock-based incentives and other equity-based awards, thereby creating a means to raise the level of stock ownership by employees and consultants in order to attract, retain and reward such employees and consultants and strengthen the mutuality of interests between such employees and consultants and our stockholders; and (ii) to offer equity-based awards to non-employee directors, thereby attracting, retaining and rewarding such non-employee directors and strengthening the mutuality of interests between non-employee directors and stockholders. As the industry in which the Company operates has experienced dramatic growth in recent periods, competition to attract and retain top talent has intensified significantly, and the Board of Directors believes that a substantial number of our key employees have received employment offers from competing firms, and several of our senior executives have terminated their employment with us in recent years in order to accept other opportunities. The proposed increase in number of shares subject to awards under the Plan, as well as the proposed increase in the number of shares that may be granted to any individual in any one year, will assure that a sufficient awards are available under the Plan to attract and retain the services of qualified employees, which is essential to our long-term growth and success. Our Board has approved and recommends the approval of the amendments to the Plan.

        The affirmative vote of the holders of at least a majority of the outstanding shares of our common stock present and entitled to vote at the annual meeting is required to approve the amendment to the 2002 Stock Incentive Plan.

        OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO THE 2002 STOCK INCENTIVE PLAN.

        The following description of the 2002 Stock Incentive Plan is a summary and is qualified in its entirety by reference to the 2002 Stock Incentive Plan, a copy of which may be obtained upon written request to the Company at the Company's principal business address.

        ADMINISTRATION.    The Plan is administered by the Compensation Committee of our Board of Directors, except that with respect to awards to non-employee directors, the 2002 Stock Incentive Plan is administered by the Board of Directors. Additionally, if no compensation committee exists which has the authority to administer the 2002 Stock Incentive Plan, the functions of the Compensation

Committee will be performed by the Board of Directors. The Compensation Committee has full authority and discretion, subject to the terms of the Plan, to determine who is eligible to receive awards and the amount and type of awards. Terms and conditions of awards are set forth in written grant agreements. No option may have an exercise price less than the fair market value of the common stock at the time of original grant (or, in the case of an incentive stock option granted to a ten percent stockholder, 110% of fair market value). Awards under the Plan may not be made on or after the tenth anniversary of the date of its adoption, but awards granted prior to such date may extend beyond that date. All options granted under the Plan expire no more than ten years from the date of grant, except that certain options granted to employees in Europe will expire 11 years from the date of grant if necessary, in the opinion of the Company's tax advisors, to avoid onerous tax implications for the Company or grant recipient.

        ELIGIBILITY AND TYPES OF AWARDS.    All of our employees and consultants are eligible to be granted nonqualified stock options, stock appreciation rights and restricted stock. In addition, our employees and employees of our subsidiaries are eligible to be granted incentive stock options under the 2002 Stock Incentive Plan. Our non-employee directors are eligible to receive non-discretionary grants of nonqualified stock options and to receive grants of common stock.

        AVAILABLE SHARES AND OTHER UNITS.    Currently, a maximum of 9,800,000 shares of common stock are authorized for issuance pursuant to the 2002 Stock Incentive Plan; the number of shares still available for grant is 561,243. The maximum number of shares that may be granted to any individual from the Plan for each fiscal year during the term of the Plan is 500,000, although approval of this amendment would increase this number to 750,000. In general, upon the cancellation or expiration of an award, the unissued shares of common stock subject to such awards will again be available for awards under the Plan. The number of shares of common stock available for the grant of awards and the exercise price of an award may be adjusted to reflect any change in our capital structure or business by reason of certain corporate transactions or events. The Plan allows for an automatic increase in the shares available for issuance thereunder on the first trading day of each calendar year by an amount equal to 3% of the total number of shares of common stock outstanding on the last trading day of the immediately preceding calendar year, not to exceed 600,000 shares in any given year.    In general, if stock options or stock appreciation rights are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options or stock appreciation right will again be available for the grant of awards under the 2002 Stock Incentive Plan. In addition, if shares of common stock are exchanged by a participant as full or partial payment to the Company, or for withholding, in connection with the exercise of a stock option or the number shares of common stock otherwise deliverable has been reduced for withholding, the shares exchanged or reduced will again be available for purposes of granting awards under the 2002 Stock Incentive Plan, except with respect to awards of incentive stock options.

        AMENDMENT AND TERMINATION.    Notwithstanding any other provision of the 2002 Stock Incentive Plan, the Board of Directors may at any time amend any or all of the provisions of the 2002 Stock Incentive Plan, or suspend or terminate it entirely, retroactively or otherwise; provided, however, that, unless otherwise required by law or specifically provided in the 2002 Stock Incentive Plan, the rights of a participant with respect to awards granted prior to such amendment, suspension or termination may not be impaired without the consent of such participant and in accordance with the laws of the State of Delaware, to the extent required under Section 162(m) of the Internal Revenue Code, or to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code, no amendment may be made which would: (i) increase the aggregate number of shares of common stock that may be issued; (ii) increase the maximum individual participant share limitations for a fiscal year; (iii) change the classification of employees or consultants eligible to receive awards; (iv) decrease the minimum exercise price of any stock option or Stock Appreciation Right ("SAR"); (v) extend the maximum option term; (vi) change rights under the 2002 Stock Incentive Plan with regard to non-employee directors; or (vii) require stockholder approval in order for the 2002 Stock Incentive Plan to continue to comply with the applicable provisions of Section 162(m) of the Internal Revenue Code or, to the extent applicable to incentive stock options, Section 422 of the Internal Revenue Code.

        AWARDS UNDER THE 2002 STOCK INCENTIVE PLAN.    The following types of awards are available under the 2002 Stock Incentive Plan:

        STOCK OPTIONS.    Under the Plan, the Compensation Committee may grant options to purchase shares of common stock. Options may be incentive stock options or non-qualified stock options. The compensation committee will determine the number of shares subject to the option, the term of the option, the exercise price per share, the vesting schedule, and the other material terms of the option.

        STOCK APPRECIATION RIGHTS.    The Compensation Committee may grant SARs either with a stock option which may be exercised only at such times and to the extent the related option is exercisable ("Tandem SAR"), or independent of a stock option ("Non-Tandem SARs"). A SAR is a right to receive a payment in cash and/or common stock, as the Compensation Committee may determine, equal in value to the excess of the fair market value of one share of common stock on the date of exercise over the exercise price per share established in connection with the grant of the SAR. The exercise price per share covered by a SAR will be the exercise price per share of the related option in the case of a Tandem SAR and will be the fair market value of the common stock on the date of grant in the case of a Non-Tandem SAR.

        RESTRICTED STOCK.    The Plan authorizes the Compensation Committee to award shares of restricted stock. Upon the award of restricted stock, the recipient has all rights of a stockholder, unless otherwise specified by the Compensation Committee at the time of grant, subject to the conditions and restrictions generally applicable to restricted stock.

        CHANGE IN CONTROL.    The Plan provides that, unless otherwise provided at the time of grant, all stock incentives granted under the Plan shall fully vest, and all restrictions with respect to restricted stock shall lapse, upon the occurrence of certain events constituting a change of control of the Company. It has generally been the practice of the Company since 2000 to provide that stock incentives shall not vest upon a change of control, unless the grantee's employment is terminated, or constructively terminated, involuntarily, including as a result of death or disability, in the two years following the change in control.

        ACCELERATED VESTING OF OPTIONS.    In October 2004, the Board of Directors accelerated the vesting of all unvested stock options previously awarded to employees and officers with an exercise price per share of $5.00 or higher. As a result, options to purchase approximately 1.7 million shares of common stock became exercisable immediately. Based on the closing price of the stock, at the time of acceleration, none of the options had economic value. Under the recently revised Financial Accounting Standards Board Statement No. 123, Share-Based Payment, the Company will apply the expense recognition provisions relating to stock options beginning in the third quarter of 2005. As a result of the acceleration, the Company expects to reduce the stock option expense it otherwise would be required to record by approximately $5.3 million on a pre-tax basis.

        MISCELLANEOUS.    Awards granted under the 2002 Stock Incentive Plan are generally nontransferable, except that the Compensation Committee may provide for the transferability of nonqualified stock options (other than those granted to non-employee directors) at the time of grant or thereafter. Stock options granted to non-employee directors are transferable solely to such non-employee director's principal employer (other than us or our affiliate if the director should become employed by us or our affiliate) at the time of grant if the terms of such non-employee director's employment so require.

        CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES.    The rules concerning the Federal income tax consequences with respect to options granted and to be granted pursuant to the 2002 Stock Incentive Plan are quite technical. Moreover, the applicable statutory provisions are subject to change, as are their interpretations and applications which may vary in individual circumstances. Therefore, the following is designed to provide a general understanding of the Federal income tax consequences. In addition, the following discussion does not set forth any gift, estate, social security or state or local tax consequences that may be applicable and is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

        Incentive Stock Options.    In general, an employee will not realize taxable income upon either the grant or the exercise of an incentive stock option and we will not realize an income tax deduction at either such time. In general, however, for purposes of the alternative minimum tax, the excess of the fair market value of the shares of common stock acquired upon exercise of an incentive stock option (determined at the time of exercise) over the exercise price of the incentive stock option will be considered income. If the recipient does not sell the common stock received pursuant to the exercise of the incentive stock option within either (i) two years after the date of the grant of the incentive stock option or (ii) one year after the date of exercise, a subsequent sale of the common stock will result in long-term capital gain or loss to the recipient and will not result in a tax deduction to the Company. Capital gains rates may be reduced in the case of a longer holding period.

        If the recipient disposes of the common stock acquired upon exercise of the incentive stock option within either of the above mentioned time periods, the recipient will generally realize as ordinary income an amount equal to the lesser of (i) the fair market value of the common stock on the date of exercise over the exercise price, or (ii) the amount realized upon disposition over the exercise price. In such event, we generally will be entitled to an income tax deduction equal to the amount recognized as ordinary income. Any gain in excess of such amount realized by the recipient as ordinary income would be taxed at the rates applicable to short-term or long-term capital gains (depending on the holding period).

        Nonqualified Stock Options.    A recipient will not realize any taxable income upon the grant of a nonqualified stock option and we will not receive a deduction at the time of such grant unless such option has a readily ascertainable fair market value (as determined under applicable tax law) at the time of grant. Upon exercise of a nonqualified stock option, the recipient generally will realize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Upon a subsequent sale of the common stock by the recipient, the recipient will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the common stock. The Company will generally be allowed a deduction equal to the amount recognized by the recipient as ordinary income.

        All Options.    With regard to both incentive stock options and nonqualified stock options, the following also apply: (i) any of our officers and directors subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their nonqualified stock options, (ii) any entitlement to a tax deduction on the part of the Company is subject to the applicable tax rules (including, without limitation, Section 162(m) of the Internal Revenue Code regarding the $1 million limitation on deductible compensation), and (iii) in the event that the exercisability or vesting of any award is accelerated because of a change of control, payments relating to the awards (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Internal Revenue Code, which excess amounts may be subject to excise taxes.

        In general, Section 162(m) of the Internal Revenue Code denies a publicly held corporation a deduction for Federal income tax purposes for compensation in excess of $1,000,000 per year per person to its chief executive officer and four other executive officers whose compensation is disclosed in its proxy statement, subject to certain exceptions. Options will generally qualify under one of these exceptions if they are granted under a plan that states the maximum number of shares with respect to which options may be granted to any recipient during a specified period of the plan under which the options are granted is approved by stockholders and is administered by a compensation committee comprised of outside directors. The 2002 Stock Incentive Plan is intended to satisfy these requirements with respect to options.

        The 2002 Stock Incentive Plan is not subject to any of the requirements of the Employee Retirement Income Security Act of 1974, as amended. The 2002 Stock Incentive Plan is not, nor is it intended to be, qualified under Section 401(a) of the Internal Revenue Code.

        FUTURE PLAN AWARDS.    Because future awards under the 2002 Stock Incentive Plan will be based upon prospective factors including the nature of services to be rendered by prospective key employees and officers of, advisors and independent consultants to, the Company or its affiliates, and directors who are neither officers nor employees of the Company or its affiliates and their potential contributions to the success of the Company, actual awards cannot be determined at this time.

EXISTING STOCK OPTION PLANS

        The Company has previously adopted its 1998 Stock Incentive Plan, its 2001 Non-officers Stock Incentive Plan and its 2002 Stock Incentive Plan. The 1998 Stock Incentive Plan, 2001 Non-officers Stock Incentive Plan and 2002 Stock Incentive Plan are substantially similar. Below is a table showing the number of incentives that have been authorized under each of these Plans, the number of options outstanding and their weighted average exercise price and the number of options that remain available for grant:

Name of Plan	Securities to be Issued upon Exercise of Outstanding Incentives	Weighted Average Exercise Price	Incentives Available for Grant
1998 Stock Incentive Plan	787,543	$18.51	310,397
2001 Non-Officers Stock Incentive Plan	283,211	$1.20	88,081
2002 Stock Incentive Plan	8,607,194	$4.28	561,243

Total	9,677,948		959,721

PROPOSAL THREE:

INDEPENDENT AUDITORS

        The Board of Directors has appointed Goldstein Golub Kessler LLP, independent certified public accountants, to audit our consolidated financial statements for the current year. The affirmative vote of a majority of the shares present and eligible to vote at the Annual Meeting is required for the ratification of the Board of Directors' selection of Goldstein Golub Kessler LLP as our independent certified public accountants for the fiscal year ending December 31, 2005. Representatives of Goldstein Golub Kessler LLP are expected to be present at the meeting of stockholders and will be given an opportunity to make a statement if they so desire. They are expected to be available to respond to appropriate questions.

        OUR BOARD RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE RATIFICATION OF GOLDSTEIN GOLUB KESSLER LLP AS OUR INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005.

STOCKHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Exchange Act, you may present proper proposals for inclusion in the proxy materials for the 2006 annual meeting, by submitting such proposals and any accompanying supporting statement, which together may not exceed 500 words, in writing to be received by our Secretary at 132 West 31st Street, 9th Floor, New York, New York 10001 on or before July 15, 2006. However, if we decide to change the date of the 2006 annual meeting more than 30 days from November 1, 2006, we will provide you with reasonable time before we begin to print and mail our proxy materials for the 2006 annual meeting in order to allow you an opportunity to make proposals in accordance with the rules and regulations of the Securities and Exchange Commission. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to stockholder proposals. In addition, under the Company's bylaws, any proposal for consideration at the 2006 annual meeting submitted by a stockholder other than pursuant to Rule 14a-8 will be considered timely if it is received by the Secretary of the Company at its principal executive offices between the close of business on August 11, 2006 and the close of business on September 25, 2006, and is otherwise in compliance with the requirements set forth in the Company's bylaws. If you do not comply with the requirements of Rule 14a-4 under the Exchange Act, we may exercise discretionary voting authority under proxies we solicit to vote in accordance with our best judgment on any such stockholder proposal or nomination.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

        Only one copy of this Proxy Statement and the Annual Report is being delivered to stockholders residing at the same address, unless such stockholders have notified us of their desire to receive multiple copies of the Proxy Statement.

        We will promptly deliver, upon oral or written request, a separate copy of the Proxy Statement and Annual Report to any stockholder residing at the same address as another stockholder and currently receiving only one copy of the Proxy Statement and Annual Report who wishes to receive his or her own copy. Requests should be directed to our Corporate Secretary by phone at (212) 231-7100 or by mail to 24/7 Real Media, Inc., 132 West 31st Street, 9th Floor, New York, New York 10001.

OTHER MATTERS

        We know of no other matters that are to be presented for action at the annual meeting other than those set forth above. If any other matters properly come before the annual meeting, the persons named in the enclosed proxy form will vote the shares represented by proxies in accordance with their best judgment on such matters.

WHERE STOCKHOLDERS CAN FIND MORE INFORMATION

        Our company has filed an Annual Report on Form 10-K for the fiscal year ended December 31, 2004 with the Securities and Exchange Commission. Stockholders may obtain, without charge, a copy of the Form 10-K (without exhibits) by requesting a copy on our Internet web site at www.247realmedia.com or in writing or by telephone from us at the following address:

24/7 Real Media, Inc. 132 West 31st Street New York, New York 10001 (212) 231-7100 Attention: Investor Relations

        The exhibits to the Form 10-K are available upon payment of charges that approximate our reproduction costs. If you would like to request documents, please do so by October 15, 2005 to receive them before the annual meeting.

By order of the board of directors,
David J. Moore Chairman and Chief Executive Officer

September 27, 2005

        STOCKHOLDERS ARE REQUESTED TO MARK, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED, SELF-ADDRESSED ENVELOPE.

        NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

24/7 REAL MEDIA, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of 24/7 Real Media, Inc., a Delaware corporation (the "Company"), hereby appoints David J. Moore and Mark E. Moran, or either of them, with full power of substitution, to represent and to vote on behalf of the undersigned all of the shares of common stock, par value $.01 per share of 24/7 Real Media, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the offices of 24/7 Real Media, Inc., 132 West 31st Street, 9th Floor, New York, New York, on Tuesday, November 1, 2005 at 4:00 p.m., local time, and at any adjournment or postponement thereof, hereby revoking all proxies heretofore given with respect to such stock, upon the following proposals more fully described in the notice of, and proxy statement relating to, the meeting (receipt whereof is hereby acknowledged).

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF A PROXY IS SIGNED AND DATED BUT NOT MARKED, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 and 3.

(TO BE SIGNED ON REVERSE SIDE)

24/7 REAL MEDIA, INC.
P.O. BOX 11401
NEW YORK, NY 10203-0401

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS (1), (2) and (3).
1.	Proposal to elect Mr. David J. Moore And Mr. Val Zammit as Class I directors.
☐ For the two nominees
☐ WITHHOLD authority to vote for the two nominees

Stockholders may withhold authority to vote for any nominee by drawing a line through or otherwise striking out the name of such nominee. Any proxy executed in such manner as not to withhold authority to vote for the election of any nominee shall be deemed to grant such authority.
2.	Proposal to amend the Company's 2002 Stock Incentive Plan to increase the number of incentives available for grant thereunder.
☐ FOR ☐ AGAINST ☐ ABSTAIN
3.	Proposal to ratify the appointment of Goldstein Golub Kessler LLP as the independent certified public accountants of 24/7 Real Media, Inc. for the fiscal year ending December 31, 2005.
☐ FOR ☐ AGAINST ☐ ABSTAIN
4.	Authority to vote in their discretion on such other matters as may properly come before the meeting or any adjournment or postponement thereof.
☐ FOR ☐ AGAINST ☐ ABSTAIN

Do you plan to attend the Annual Meeting of Shareholders?    ☐ Yes    ☐ No

Change of Address and or Comments Mark Here:

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:

Signature (Title, if any)

Signature if held jointly

VOTES MUST BE INDICATED IN BLACK OR BLUE INK. PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

QuickLinks

24/7 REAL MEDIA, INC. 132 West 31st Street NEW YORK, NEW YORK 10001 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
YOUR VOTE IS IMPORTANT
24/7 REAL MEDIA, INC. 132 West 31st Street NEW YORK, NEW YORK 10001 PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS NOMINEES: MR. DAVID J. MOORE AND MR. VAL ZAMMIT
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED DURING YEAR ENDED DECEMBER 31, 2004
AGGREGATED OPTION EXERCISES DURING YEAR ENDED DECEMBER 31, 2004 AND FISCAL YEAR-END OPTION VALUES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
PROPOSAL TWO PROPOSAL FOR THE AMENDMENT OF THE 2002 STOCK INCENTIVE PLAN
PROPOSAL THREE: INDEPENDENT AUDITORS
STOCKHOLDER PROPOSALS
DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS
OTHER MATTERS
WHERE STOCKHOLDERS CAN FIND MORE INFORMATION